Exhibit 1

News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Breakwater Resources Ltd.'s Year-End Financial And Operating Results
    Conference Call

    TORONTO, Feb. 8 /CNW/ - Breakwater Resources Ltd. announced today that it will webcast, on a live, listen-only basis, its conference call covering its year-end 2006 financial and operating results, on Friday, February 23, 2007 commencing at 8:00 a.m. (EST). The call will be hosted by George Pirie,
President and Chief Executive Officer. You are cordially invited to listen to the audio webcast through
http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID(equal sign)1735140. After the broadcast, an archive of the webcast will be available on
http://www.newswire.ca/en/webcast/index.cgi?tab(equal sign)archive. Interested persons who are unable to connect to the webcast can listen to the conference call by dialing 416-644-3415 or 1-800-732-9303 (North America only).
    The Company's news release covering its year-end financial and operating results for the periods ended December 31, 2006 will be released after the market closes on Thursday, February 22, 2007 and will be available on the
Company's website at www.breakwater.ca.
    The scheduled speakers on the conference call will be George Pirie,
President and Chief Executive Officer; Dave Langille, Vice-President, Finance
and Chief Financial Officer; and Steve Hayes, Vice-President, Commercial.
    The archived recording of the conference call will be available in North
America until 11:59 p.m. (EST) on March 2, 2007 and can be listened to by dialing 416-640-1917 or 1-877-289-8525 and entering the replay access code
21219298 followed by the number sign.

    %CIK: 0000782875

    /For further information: Ann Wilkinson, Vice President, Investor
Relations, (416) 363-4798 Ext. 277, AWilkinson(at)breakwater.ca/
    (BWR.)

CO:  Breakwater Resources Ltd.

CNW 14:29e 08-FEB-07